UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2020, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Acorn Bioventures, LP (the “Purchaser”), pursuant to which the Company agreed to offer, issue and sell to the Purchaser, (i) in a registered direct offering, (a) an aggregate of 485,912 shares (the “Common Shares”) of common stock, par value $0.001 per share (“Common Stock”), and (b) an aggregate of 237,745 shares of Series B Convertible Preferred Stock (the “Preferred Shares,” and collectively with the Common Shares, the “Shares”), par value $0.001 per share (“Series B Preferred Stock”), and (ii) in a concurrent private placement, warrants (the “Warrants”) to purchase up to an aggregate of 669,854 shares (the “Warrant Shares”) of Common Stock, for aggregate gross proceeds to the Company of approximately $7 million, before deducting estimated offering expenses payable by the Company. Substantially all of the proceeds raised in the offering shall be used to rapidly advance the clinical development of the Company’s PLK1 inhibitor product candidate, CYC140.

The combined purchase price for each Share, together with one Warrant to purchase 0.4 shares of Common Stock, is $4.18. Each Warrant shall be exercisable beginning on the 12-month anniversary of the date of issuance for a period of five years after the date of issuance, at an exercise price of $4.13 per Warrant Share. The exercise price of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants may be exercised on a “cashless” basis.

On December 21, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) creating a new series of authorized preferred stock of the Company designated as the “Series B Convertible Preferred Stock.” The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

Each share of Series B Preferred Stock shall initially be convertible into five shares of Common Stock (the “Conversion Shares”), subject to adjustment in accordance with the Certificate of Designation.

Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (d) increase the number of authorized shares of Series B Preferred Stock, (e) pay certain dividends or (f) enter into any agreement with respect to any of the foregoing. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company. The Purchaser may convert shares of Series B Preferred Stock through a conversion into shares of Common Stock if and solely to the extent that such conversion would not result in the Purchaser beneficially owning in excess of 9.99% of then-outstanding Common Stock or aggregate voting power of the Company (such limitation, the “Ownership Limitation”) and any portion in excess of such limitation will remain outstanding as Series B Preferred Stock.

The Common Shares and the Preferred Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 3, 2019, and was declared effective on June 21, 2019 (File No. 333-231923) (the “Registration Statement”). The Company is filing the opinion of its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the issuance and sale such securities, as Exhibit 5.1 hereto.

The Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing summaries of the offerings, the securities to be issued in connection therewith, the Purchase Agreement, the Preferred Stock and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Certificate of Designation, as well as the forms of Purchase Agreement and Warrant, are attached hereto as Exhibits 10.1, 3.1 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

References to the Warrants and Warrant Shares set forth under Item 1.01, are incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference to the filing of the Certificate of Designation made in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock.
4.1	Form of Warrant.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C..
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as Exhibit 5.1).
99.1	Pricing Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date:         December 22, 2020